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                                                            EXHIBIT 99.(8)(A)(8)


                             PARTICIPATION AGREEMENT

          THIS AGREEMENT, is made as of May 5, 2000, by and among United Investors Life Insurance Company ("Company"), on its own behalf and on behalf of Titanium Annuity Variable Account, and Titanium Universal Life Variable Account, segregated asset accounts of the Company ("Account"), Strong Variable Insurance Funds, Inc. ("Strong Variable") on behalf of the Portfolios of Strong Variable listed on the attached Exhibit A as such Exhibit may be amended from time to time (the "Designated Portfolios"), Strong Opportunity Fund II, Inc. ("Opportunity Fund II"), Strong Capital Management, Inc. (the "Adviser"), the investment adviser and transfer agent for the Opportunity Fund II and Strong Variable, and Strong Investments, Inc. ("Distributors"), the distributor for Strong Variable and the Opportunity Fund II (each, a "Party" and collectively, the "Parties").

                             PRELIMINARY STATEMENTS

      A. Beneficial interests in Strong Variable are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each, a "Portfolio").

      B. To the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of Opportunity Fund II and the Designated Portfolios ("Fund" or "Funds" shall be deemed to refer to each Designated Portfolio and to the Opportunity Fund II to the extent the context requires), on behalf of the Account to fund the variable annuity contracts or life insurance policies that use the Funds as an underlying investment medium (the "Contracts").

      C. The Company, Adviser and Distributors desire to facilitate the purchase and redemption of shares of the Funds by the Company for the Account through one or more accounts, which number shall be as mutually agreed upon by the parties, in each Fund (each an "Omnibus Account"), to be maintained of record by the Company, subject to the terms and conditions of this Agreement.

      D. The Company desires to provide administrative services and functions (the "Services") for purchasers of Contracts ("Owners") who are beneficial owners of shares of the Funds on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

The parties to this Agreement agree as follows:

1.   Performance of Services. Company agrees to perform the administrative
     -----------------------
functions and services specified in Exhibit B attached to this Agreement with respect to the shares of the Funds beneficially owned by the Owners and included in the Account. Nothing in this Agreement shall
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limit Company's right to engage one or more of its wholly owned subsidiaries
(each, a "Designee") to provide all or any portion of the Services, but no such engagement shall relieve Company of its duties, responsibilities or liabilities under this Agreement.

2.   The Omnibus Accounts.
     --------------------

     2.1 Each Omnibus Account will be opened based upon the information contained in Exhibit C to this Agreement. In connection with each Omnibus Account, Company represents and warrants that it is authorized to act on behalf of each Owner effecting transactions in the Omnibus Account and that the information specified on Exhibit C to this Agreement is correct.

     2.2 Each Fund shall designate each Omnibus Account with an account number. These account numbers will be the means of identification when the Parties are transacting in the Omnibus Accounts. The assets in the Accounts are segregated from the Company's other assets. The Adviser agrees to cause the Omnibus Accounts to be kept open on each Fund's books, as applicable, regardless of a lack of activity or small position size.

     2.3 The Company agrees to provide Adviser such information as Adviser or Distributors may reasonably request concerning Owners as may be necessary or advisable to enable Adviser and Distributors to comply with applicable laws, including state "Blue Sky" laws relating to the sales of shares of the Funds to the Accounts.

3.   Fund Shares Transactions.
     ------------------------

     3.1  In General. Shares of the Funds shall be sold on behalf of the
          ----------
Funds by Distributors and purchased by Company for the Account and, indirectly for the appropriate subaccount thereof at the net asset value next computed after receipt by Distributors of each order of the Company or its Designee, in accordance with the provisions of this Agreement, the then current prospectuses of the Funds, and the Contracts. Company may purchase shares of the Funds for its own account subject to (a) receipt of prior written approval by Distributors; and (b) such purchases being in accordance with the then current prospectuses of the Fund and the Contracts. The Board of Directors of each Fund ("Directors") may refuse to sell shares of the applicable Fund to any person, or suspend or terminate the offering of shares of the Fund if such action is required by law or by regulatory authorities having jurisdiction. Company agrees to purchase and redeem the shares of the Funds in accordance with the provisions of this Agreement, of the Contracts and of the then current prospectuses for the Contracts and Funds. Except as necessary to implement transactions initiated by Owners, or as otherwise permitted by state or federal laws or regulations, Company shall not redeem shares of Funds attributable to the Contracts.

     3.2  Purchase and Redemption Orders. On each day that a Fund is open for
          ------------------------------
business (a "Business Day"), the Company or its Designee shall aggregate and calculate the net purchase or redemption order it receives for the Account from the Owners for shares of the Fund that it received prior to the close of trading on the New York Stock Exchange (the "NYSE") (i.e. 3:00 p.m., Central time, unless the NYSE closes at an earlier time in which case such earlier time shall apply) and communicate to Distributors, by telephone or facsimile (or by such other means as the Parties to this

                                       2
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Agreement may agree to in writing), the net aggregate purchase or redemption order (if any) for the Omnibus Account for such Business Day (such Business Day is sometimes referred to herein as the "Trade Date"). The Company or its Designee will communicate such orders to Distributors prior to 9:00 a.m., Central time, on the next Business Day following the Trade Date. All trades communicated to Distributors by the foregoing deadline shall be treated by Distributors as if they were received by Distributors prior to the close of trading on the Trade Date.

     3.3  Settlement of Transactions.
          --------------------------

          (a)  Purchases. Company or its Designee will wire, or arrange
               ---------
for the wire of, the purchase price of each purchase order to the custodian for the Fund in accordance with written instructions provided by Distributors to the Company so that either (i) such funds are received by the custodian for the Fund prior to 10:30 a.m., Central time, on the next Business Day following the Trade Date, or (ii) Distributors is provided with a Federal Funds wire system reference number prior to such 10:30 a.m. deadline evidencing the entry of the wire transfer of the purchase price to the applicable custodian into the Federal Funds wire system prior to such time. Company agrees that if it fails to provide funds to the Fund's custodian by the close of business on the next Business Day following the Trade Date, then, at the option of Distributors, (A) the transaction may be canceled, or (B) the transaction may be processed at the next-determined net asset value for the applicable Fund after purchase order funds are received. In such event, the Company shall indemnify and hold harmless Distributors, Adviser and the Funds from any liabilities, costs and damages either may suffer as a result of such failure.

          (b)  Redemptions. The Adviser will use its best efforts to
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cause to be transmitted to such custodial account as Company shall direct in writing, the proceeds of all redemption orders placed by Company or its Designee by 9:00 a.m., Central time, on the Business Day immediately following the Trade Date, by wire transfer on that Business Day. Should Adviser need to extend the settlement on a trade, it will contact Company to discuss the extension. For purposes of determining the length of settlement, Adviser agrees to treat the Account no less favorably than other shareholders of the Funds. Each wire transfer of redemption proceeds shall indicate, on the Federal Funds wire system, the amount thereof attributable to each Fund; provided, however, that if the number of entries would be too great to be transmitted through the Federal Funds wire system, the Adviser shall, on the day the wire is sent, fax such entries to Company or if possible, send via direct or indirect systems access until otherwise directed by the Company in writing.

          3.4  Book Entry Only.  Issuance and transfer of shares of a Fund will
               ---------------
be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares of the Funds ordered from Distributors will be recorded in the appropriate book entry title for the Account.

          3.5  Distribution Information. The Adviser or Distributors shall
               ------------------------
provide the Company with all distribution announcement information as soon as it is announced by the Funds. The distribution information shall set forth, as applicable, ex-dates, record date, payable date, distribution rate per share, record date share balances, cash and reinvested payment amounts and all other information reasonably requested by the Company. Where possible, the Adviser or Distributors shall provide the Company with direct or indirect systems access to the Adviser's

                                       3
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systems for obtaining such distribution information.

          3.6  Reinvestment. All dividends and capital gains distributions will
               ------------
be automatically reinvested on the payable date in additional shares of the applicable Fund at net asset value in accordance with each Fund's then current prospectus.

          3.7  Pricing Information. Distributors shall use its best efforts to
               -------------------
furnish to the Company prior to 6:00 p.m., Central time, on each Business Day each Fund's closing net asset value for that day, and for those Funds for which such information is calculated, the daily accrual for interest rate factor (mil rate). Such information shall be communicated via fax, or indirect or direct systems access acceptable to the Company.

          3.8  Price Errors.
               ------------

               (a)  Notification. If an adjustment is required in accordance
                    ------------
with a Fund's then current policies on reimbursement ("Fund Reimbursement Policies") to correct any error in the computation of the net asset value of Fund shares ("Price Error"), Adviser or Distributors shall notify Company as soon as practicable after discovering the Price Error. Notice may be made via facsimile or via direct or indirect systems access and shall state the incorrect price, the correct price and, to the extent communicated to the Fund's shareholders, the reason for the price change.

               (b)  Underpayments. If a Price Error causes an Account to
                    -------------
receive less than the amount to which it otherwise would have been entitled, Adviser shall make all necessary adjustments (subject to the Fund Reimbursement Policies) so that the Account receives the amount to which it would have been entitled

               (c)  Overpayments. If a Price Error causes an Account to
                    ------------
receive more than the amount to which it otherwise would have been entitled, Company, when requested by Adviser (in accordance with the Fund Reimbursement Policies), will use its best efforts to collect such excess amounts from the applicable Owners, provided that the Company shall not be required to take legal action against existing or former Owners or to use a collection agency.

               (d)  Fund Reimbursement Policies. Adviser agrees to treat
                    ---------------------------
Company's customers no less favorably than Adviser treats its retail shareholders in applying the provisions of paragraphs 3.8(b) and 3.8(c).

               (e)  Expenses. Adviser shall reimburse Company for all
                    --------
reasonable and necessary out-of-pocket expenses incurred by Company for payroll overtime, stationery and postage in adjusting Owner accounts affected by a Price Error described in paragraphs 3.8(b) and 3.8(c). Company shall use its best efforts to mitigate all expenses which may be reimbursable under this section 3.8(e) and agrees that payroll overtime shall not include any time spent programming computers or otherwise customizing Company's recordkeeping system. Upon requesting reimbursement, Company shall present an itemized bill to Adviser detailing the costs for which it seeks reimbursement.

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          3.9   Agency. Distributors hereby appoints the Company or its Designee
                ------
as its agents for the limited purpose of accepting purchase and redemption instructions from the Owners for the purchase and redemption of shares of the Funds by the Company on behalf of Account.

          3.10  Quarterly Reports. Adviser agrees to provide Company a statement
                -----------------
of Fund assets as soon as practicable and in any event within 30 days after the end of each fiscal quarter, and a statement certifying the compliance by the Funds during that fiscal quarter with the diversification requirements and qualification as a regulated investment company. In the event of a breach of
Section 6.4(a), Adviser will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

4.        Proxy Solicitations and Voting. The Company shall, at its expense,
          ------------------------------
distribute or arrange for the distribution of all proxy materials furnished by the Funds to the Account and shall: (a) solicit voting instructions from Owners;
(b) vote the Fund shares in accordance with instructions received from Owners; and (c) vote the Fund shares for which no instructions have been received, as well as shares attributable to it, in the same proportion as Fund shares for which instructions have been received from Owners, so long as and to the extent that the Securities and Exchange Commission (the "SEC") continues to interpret the Investment Company Act of 1940, as amended (the "1940 Act"), to require pass-through voting privileges for various contract owners. The Company and its Designees will not recommend action in connection with, or oppose or interfere with, the solicitation of proxies for the Fund shares held for Owners.

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5.        Customer Communications.
          -----------------------

          5.1  Prospectuses. The Adviser or Distributors, at its expense, will
               ------------
provide the Company with as many copies of the current prospectus for the Funds as the Company may reasonably request for distribution, at the Company's expense, to existing or prospective Owners.

          5.2  Shareholder Materials. The Adviser and Distributors shall, as
               ---------------------
applicable, provide in bulk to the Company or its authorized representative, at a single address and at no expense to the Company, the following shareholder communications materials prepared for circulation to Owners in quantities requested by the Company which are sufficient to allow mailing thereof by the Company and, to the extent required by applicable law, to all Owners: proxy or information statements, annual reports, semi-annual reports, and all initial and updated prospectuses, supplements and amendments thereof. None of the Funds, the Adviser or Distributors shall be responsible for the cost of distributing such materials to Owners.

6.        Representations and Warranties.
          ------------------------------

          6.1  The Company represents and warrants that:

               (a) It is an insurance company duly organized and in good standing under the laws of the State of Missouri and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account and that the Company has and will maintain the capacity to issue all Contracts that may be sold; and that it is and will remain duly registered, licensed, qualified and in good standing to sell the Contracts in all the jurisdictions in which such Contracts are to be offered or sold;

               (b) It and each of its Designees is and will remain duly registered and licensed in all material respects under all applicable federal and state securities and insurance laws and shall perform its obligations under this Agreement in compliance in all material respects with any applicable state and federal laws;

               (c) The Contracts are and will be registered under the Securities Act of 1933, as amended (the "1933 Act"), and are and will be registered and qualified for sale in the states where so required; and the Account is and will be registered as a unit investment trust in accordance with the 1940 Act and shall be a segregated investment account for the Contracts;

               (d) The Contracts are currently treated as annuity contracts or life insurance policies, under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company will maintain such treatment and will notify Adviser, Distributors and Funds promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future;

               (e) It and each of its Designees is registered as a transfer agent pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or is not required to be registered as such;

          (f) To the extent required by applicable law, the arrangements provided for in this Agreement will be disclosed to the Owners; and

          (g) It is registered as a broker-dealer under the 1934 Act and any applicable state securities laws, including as a result of entering into and performing the Services set forth in this Agreement, or is not required to be registered as such.

     6.2 The Funds each represent and warrant that Fund shares sold pursuant to this Agreement are and will be registered under the 1933 Act and the Fund is and will be registered as a registered investment company under the Investment Company Act of 1940, in each case, except to the extent the Company is so notified in writing;

     6.3  Distributors represents and warrants that:

          (a) It is and will be a member in good standing of the National Association of Securities Dealers, Inc. ("NASD")and is and will be registered as a broker-dealer with the SEC; and

          (b) It will sell and distribute Fund shares in accordance with all applicable state and federal laws and regulations.

     6.4  Adviser represents and warrants that:

          (a) It will cause each Fund to invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable annuity contracts under the Code and the regulations issued thereunder, and that each Fund will comply with Section 817(h) of the Code as amended from time to time and with all applicable regulations promulgated thereunder; and

          (b) It is and will remain duly registered and licensed in all material respects under all applicable federal and state securities and insurance laws and shall perform its obligations under this Agreement in compliance in all material respects with any applicable state and federal laws.

     6.5 Each of the Parties to this Agreement represents and warrants to the others that:

          (a) It has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement and the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement;

          (b) This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and it shall comply in all material respects with all laws, rules and regulations applicable to it by virtue of entering into this Agreement;

          (c) No consent or authorization of, filing with, or other act by or in respect of any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

          (d) The execution, performance and delivery of this Agreement will not result in it violating any applicable law or breaching or otherwise impairing any of its contractual obligations;

          (e) Each Party to this Agreement is entitled to rely on any written records or instructions provided to it by another Party; and

          (f) Its directors, officers, employees, and investment advisers, and other individuals/entities dealing with the money or securities of a Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the amount required by the applicable rules of the NASD and the federal securities laws, which bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

7.   Sales Material and Information
     ------------------------------

     7.1  NASD Filings. The Company shall promptly inform Distributors as to the
          ------------
status of all sales literature filings pertaining to the Funds and shall promptly notify Distributors of all approvals or disapprovals of sales literature filings with the NASD. For purposes of this Section 7, the phrase "sales literature or other promotional material" shall be construed in accordance with all applicable securities laws and regulations.

     7.2  Company Representations. Neither the Company nor any of its Designees
          -----------------------
shall make any material representations concerning the Adviser, the Distributors, or a Fund other than the information or representations contained in: (a) a registration statement of the Fund or prospectus of a Fund, as amended or supplemented from time to time; (b) published reports or statements of the Funds which are in the public domain or are approved by Distributors or the Funds; or (c) sales literature or other promotional material of the Funds.

     7.3  Adviser, Distributors and Fund Representations. None of Adviser,
          ----------------------------------------------
Distributors or any Fund shall make any material representations concerning the Company or its Designees other than the information or representations contained in: (a) a registration statement or prospectus for the Contracts, as amended or supplemented from time to time; (b) published reports or statements of the Contracts or the Account which are in the public domain or are approved by the Company; or (c) sales literature or other promotional material of the Company.

     7.4  Trademarks, etc. Except to the extent required by applicable law, no
          ---------------
Party shall use any other Party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior consent of such Party.

     7.5  Information From Distributors and Adviser. Upon request, Distributors
          -----------------------------------------
or Adviser will provide to Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, solicitations for voting instructions, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Funds, in final form as filed with the SEC, NASD and other regulatory authorities.

     7.6  Information From Company. Upon request, Company will provide to
          ------------------------
Distributors at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters and all amendments to any of the above, that relate to a Fund and the Contracts, in final form as filed with the SEC, NASD and other regulatory authorities.

     7.7  Review of Marketing Materials. If so requested by Company, the Adviser
          -----------------------------
or Distributors will use its best efforts to review sales literature and other marketing materials prepared by Company which relate to the Funds, the Adviser or Distributors for factual accuracy as to such entities, provided that the Adviser or Distributors is provided at least five (5) Business Days to review such materials. Neither the Adviser nor Distributors will review such materials for compliance with applicable laws. Company shall provide the Adviser with copies of all sales literature and other marketing materials which refer to the Funds, the Adviser or Distributors within five (5) Business Days after their first use, regardless of whether the Adviser or Distributors has previously reviewed such materials. If so requested by the Adviser or Distributors, Company shall cease to use any sales literature or marketing materials which refer to the Funds, the Adviser or Distributors that the Adviser or Distributors determines to be inaccurate, misleading or otherwise unacceptable.

8.   Fees and Expenses.
     -----------------

     8.1  Fund Registration Expenses. Fund or Distributors shall bear the cost
          --------------------------
of registration and qualification of Fund shares; preparation and filing of Fund prospectuses and registration statements, proxy materials and reports; preparation of all other statements and notices relating to the Fund or Distributors required by any federal or state law; payment of all applicable fees, including, without limitation, any fees due under Rule 24f-2 of the 1940 Act, relating to a Fund; and all taxes on the issuance or transfer of Fund shares on the Fund's records.

     8.2  Contract Registration Expenses. The Company shall bear the expenses
          ------------------------------
for the costs of preparation and filing of the Company's prospectus and registration statement with respect to the Contracts; preparation of all other statements and notices relating to the Account or the Contracts required by any federal or state law; expenses for the solicitation and sale of the Contracts including all costs of printing and distributing all copies of advertisements, prospectuses, Statements of Additional Information, proxy materials, and reports to Owners or potential purchasers of the Contracts as required by applicable state and federal law; payment of all applicable fees relating to the Contracts; all costs of drafting, filing and obtaining approvals of the Contracts in the various states under applicable insurance laws; filing of annual reports on form N-SAR, and all other costs associated with ongoing compliance with all such laws and its obligations under this Agreement.

9.   Indemnification.
     ---------------

     9.1  Indemnification By Company.
          --------------------------

          (a) Company agrees to indemnify and hold harmless the Funds, Adviser and Distributors and each of their directors, officers, employees and agents, and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act (each, an "Indemnified Party" and collectively, the "Indemnified Parties" for purposes of this Section 9.1) from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Company), and expenses including reasonable legal fees and expenses, (collectively, hereinafter "Losses"), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise insofar as such Losses:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or sales literature for the Contracts or contained in the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this paragraph 9.1(a) shall not apply as
                        --------
to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to Company by or on behalf of a Fund, Distributors or Adviser for use in the registration statement or prospectus for the Contracts or in the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of, or as a result of, statements or representations or wrongful conduct of Company, its Designees or its agents, with respect to the sale or distribution of the Contracts or Fund shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering a Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon written information furnished to a Fund, Adviser or Distributors by or on behalf of Company; or

               (iv) arise out of, or as a result of, any failure by Company, its Designees or persons under the Company's or Designees' control to provide the Services and furnish the materials contemplated under the terms of this Agreement; or

               (v) arise out of, or result from, any material breach of any representation or warranty made by Company, its Designees or persons under the Company's or Designees' control in this Agreement or arise out of or result from any other material breach of this Agreement by Company. its Designees or persons under the Company's or Designees' control; as limited by and in accordance with the provisions of Sections 9.1(b) and 9.1(c) hereof; or

               (vi) arise out of, or as a result of, adherence by Adviser or Distributors to instructions that it reasonably believes were originated by authorized agents of Company.

          This indemnification provision is in addition to any liability which the Company or its Designees may otherwise have.

          (b) Company shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

          (c) Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Company of any such claim shall not relieve Company from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against any Indemnified Party, and it notified the indemnifying Party of the commencement thereof, the indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying Party shall not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party may not settle any action without the written consent of the indemnifying Party. The indemnifying Party may not settle any action without the written consent of the Indemnified Party unless such settlement completely and finally releases the Indemnified Party from any and all liability. In either event, consent shall not be unreasonably withheld.

          (d) The Indemnified Parties will promptly notify Company of the commencement of any litigation or proceedings against the Indemnified Parties in connection with the issuance or sale of Fund shares or the Contracts or the operation of a Fund.

     9.2  Indemnification by Adviser and Distributors.
          -------------------------------------------

          (a) Adviser and Distributors agrees to indemnify and hold harmless Company and each of its directors, officers, employees and agents and each person, if any, who controls Company within the meaning of Section 15 of the 1933 Act (each, an "Indemnified Party" and collectively, the "Indemnified Parties" for purposes of this Section 9.2) from and against any and all Losses to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such Losses:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of a Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 9.2(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to a Fund, Adviser or Distributors by or on behalf of Company for use in the registration statement or prospectus for a Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of, or as a result of, statements or representations or wrongful conduct of Adviser or Distributors or persons under its control, with respect to the sale or distribution of Fund shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon written information furnished to Company by or on behalf of Adviser or Distributors; or

               (iv) arise out of, or as a result of, any failure by Adviser or Distributors or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation or warranty made by Adviser or Distributors or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by Adviser or Distributors or persons under its control; as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

     This indemnification provision is in addition to any liability which Adviser and

Distributors may otherwise have.

          (b) Adviser and Distributors shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

          (c) Adviser and Distributors shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Adviser and Distributors in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Adviser and Distributors of any such claim shall not relieve Adviser and Distributors from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against any Indemnified Party, and it notified the indemnifying Party of the commencement thereof, the indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying Party shall not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party may not settle any action without the written consent of the indemnifying Party. The indemnifying Party may not settle any action without the written consent of the Indemnified Party unless such settlement completely and finally releases the Indemnified Party from any and all liability. In either event, consent shall not be unreasonably withheld.

          (d) The Indemnified Parties will promptly notify Adviser and Distributors of the commencement of any litigation or proceedings against the Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of the Account.

10.  Potential Conflicts.
     -------------------

     10.1  Monitoring by Directors for Conflicts of Interest. The Directors of
           -------------------------------------------------
each Fund will monitor the Fund for any potential or existing material irreconcilable conflict of interest between the interests of the contract owners of all separate accounts investing in the Fund, including such conflict of interest with any other separate account of any other insurance company investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Fund are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners or by contract owners of different life insurance companies utilizing the Fund; or (f) a decision by Company to disregard the voting instructions of Owners. The Directors shall promptly inform the Company, in writing, if they determine that an irreconcilable material conflict exists and the implications thereof.

     10.2 Monitoring by the Company for Conflicts of Interest. The Company will
          ---------------------------------------------------
promptly notify the Directors, in writing, of any potential or existing material irreconcilable conflicts of interest, as described in Section 10.1 above, of which it is aware. The Company will assist the Directors in carrying out their responsibilities under any applicable provisions of the federal securities laws and any exemptive orders granted by the SEC ("Exemptive Order"), by providing the Directors, in a timely manner, with all information reasonably necessary for the Directors to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Directors whenever Owner voting instructions are disregarded.

     10.3 Remedies. If it is determined by a majority of the Directors, or a
          --------
majority of disinterested Directors, that a material irreconcilable conflict exists, as described in Section 10.1 above, the Company shall, at its own expense take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including, but not limited to: (a) withdrawing the assets allocable to some or all of the separate accounts from the applicable Fund and reinvesting such assets in a different investment medium, including (but not limited to) another fund managed by the Adviser, or submitting the question whether such segregation should be implemented to a vote of all affected Owners and, as appropriate, segregating the assets of any particular group that votes in favor of such segregation, or offering to the affected owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

     10.4 Causes of Conflicts of Interest.
          -------------------------------

          (a)  State Insurance Regulators. If a material irreconcilable conflict
               --------------------------
arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the applicable Fund and terminate this Agreement with respect to such Account within the period of time permitted by such decision, but in no event later than six months after the Directors inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however,
                                                          --------  -------
that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. Until the end of the foregoing period, the Distributors and Funds shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund to the extent such actions do not violate applicable law.

          (b)  Disregard of Owner Voting. If a material irreconcilable conflict
               -------------------------
arises because of Company's decision to disregard Owner voting instructions and that decision represents a minority position or would preclude a majority vote, Company may be required, at the applicable Fund's election, to withdraw the Account's investment in said Fund. No charge or penalty will be imposed against the Account as a result of such withdrawal.

     10.5 Limitations on Consequences. For purposes of Sections 10.3 through
          ---------------------------
10.5 of this Agreement, a majority of the disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict. In no event will a Fund, the Adviser or the Distributors be required to establish a new funding medium for any of the Contracts. The Company shall not be required by Section 10.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Owners affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the applicable Fund and terminate this Agreement as quickly as may be required to comply with applicable law, but in no event later than six (6) months after the Directors inform the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be
               --------  -------
limited to the extent required by any such material irreconcilable conflict.

     10.6 Changes in Laws. If and to the extent that Rule 6e-2 and Rule 6e-3(T)
          ---------------
are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Funds' Exemptive Order) on terms and conditions materially different from those contained in the Funds' Exemptive Order, then (a) the Funds and/or the Adviser, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 10.1, 10.2, 10.3 and 10.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

11.  Maintenance of Records.
     ----------------------

          (a) Recordkeeping and other administrative services to Owners shall be the responsibility of the Company and shall not be the responsibility of the Funds, Adviser or Distributors. None of the Funds, the Adviser or Distributors shall maintain separate accounts or records for Owners. Company shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services and in making shares of the Funds available to the Account.

          (b) Upon the request of the Adviser or Distributors, the Company shall provide copies of all the historical records relating to transactions between the Funds and the Account, written communications regarding the Funds to or from the Account and other materials, in each case (1) as are maintained by the Company in the ordinary course of its business and in compliance with applicable law, and (2) as may reasonably be requested to enable the Adviser and Distributors, or its representatives, including without limitation its auditors or legal counsel, to (A) monitor and review the Services, (B) comply with any request of a governmental body or self-regulatory organization or the Owners,
(C) verify compliance by the Company with the terms of this Agreement, (D) make required regulatory reports, (E) verify to Advisor's reasonable satisfaction that all purchase and redemption orders aggregated for each Trade Date were received by Company prior to the close of trading on the NYSE on such Trade Date, or (F) perform general customer supervision. The Company agrees that it will permit the Adviser and Distributors or such representatives of either to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the Services.

          (c) Upon the request of the Company, the Adviser and Distributors shall provide copies of all the historical records relating to transactions between the Funds and the Account, written communications regarding the Funds to or from the Account and other materials, in each case (1) as are maintained by the Adviser and Distributors, as the case may be, in the ordinary course of its business and in compliance with applicable law, and (2) as may reasonably be requested to enable the Company, or its representatives, including without limitation its auditors or legal counsel, to (A) comply with any request of a governmental body or self-regulatory organization or the Owners, (B) verify compliance by the Adviser and Distributors with the terms of this Agreement, (C) make required regulatory reports, or (D) perform general customer supervision.

          (d) The Parties agree to cooperate in good faith in providing records to one another pursuant to this Section 11.

12.  Term and Termination.
     --------------------

     12.1   Term and Termination Without Cause. The initial term of this
            ----------------------------------
Agreement shall be for a period of one year from the date hereof. Unless terminated as to any Fund upon not less than thirty (30) days prior written notice to the other Parties, this Agreement shall thereafter automatically renew for the remaining Funds from year to year, subject to termination at the next applicable renewal date upon not less than 30 days prior written notice. Any Party may terminate this Agreement as to any Fund following the initial term upon six (6) months advance written notice to the other Parties.

     12.2   Termination by Fund, Distributors or Adviser for Cause. Adviser,
            ------------------------------------------------------
Fund or Distributors may terminate this Agreement by written notice to the Company, if any of them shall determine, in its sole judgment exercised in good faith, that (a) the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or (b) any of the Contracts are not registered, issued or sold in accordance with applicable state and federal law or such law precludes the use of Fund shares as the underlying investment media of the Contracts issued or to be issued by the Company.

     12.3   Termination by Company for Cause. Company may terminate this
            --------------------------------
Agreement by written notice to the Adviser, Funds and Distributors in the event that (a) any of the Fund shares are not registered, issued or sold in accordance with applicable state or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; (b) the Funds cease to qualify as Regulated Investment Companies under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Funds may fail to so qualify; (c) a Fund fails to meet the diversification requirements specified in
Section 6.4(a); or (d) Distributors or Advisor have suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

     12.4 Termination by any Party. This Agreement may be terminated as to any
          ------------------------
Fund by any Party at any time (a) by giving 30 days' written notice to the other Parties in the event of a material breach of this Agreement by the other Party or Parties that is not cured during such 30-day period, and (b) (i) upon institution of formal proceedings relating to the legality of the terms and conditions of this Agreement against the Account, Company, any Designee, the Funds, Adviser or Distributors by the NASD, the SEC or any other regulatory body provided that the terminating Party has a reasonable belief that the institution of formal proceedings is not without foundation and will have a material adverse impact on the terminating Party, (ii) by the non-assigning Party upon the assignment of this Agreement in contravention of the terms hereof, or (iii) as is required by law, order or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating Party.

     12.5 Limit on Termination. Notwithstanding the termination of this
          --------------------
Agreement with respect to any or all Funds, for so long as any Contracts remain outstanding and invested in a Fund each Party to this Agreement shall continue to perform such of its duties under this Agreement as are necessary to ensure the continued tax deferred status thereof and the payment of benefits thereunder, except to the extent proscribed by law, the SEC or other regulatory body. Notwithstanding the foregoing, nothing in this Section 12.5 obligates a Fund to continue in existence. In the event that any Fund elects to terminate its operations, the Company shall, as soon as practicable, apply for an exemptive order or order of substitution from the SEC to remove all Owners from the applicable Fund.

13.  Notices.
     -------

     All notices under this Agreement shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to the respective Parties as follows:

                  If to Strong Variable:

                           Strong Variable Insurance Funds, Inc.
                           100 Heritage Reserve
                           Milwaukee, WI 53051
                           Attention: General Counsel
                           Facsimile No.: 414/359-3948

                  If to Opportunity Fund II:

                           Strong Opportunity Fund II, Inc.
                           100 Heritage Reserve
                           Milwaukee, WI 53051
                           Attention: General Counsel
                           Facsimile No.: 414/359-3948

                  If to Adviser:

                           Strong Capital Management, Inc.
                           100 Heritage Reserve
                           Milwaukee, WI 53051
                           Attention: General Counsel
                           Facsimile No.: 414/359-3948

                  If to Distributors:

                           Strong Investments, Inc.
                           100 Heritage Reserve
                           Milwaukee, WI 53051
                           Attention: General Counsel
                           Facsimile No.: 414/359-3948

                  If to Company:

                           United Investors Life Insurance Company
                           2001 Third Avenue South
                           Birmingham, AL 35202-0207
                           Attention: Mr. Anthony L. McWhorter, President Facsimile No.: (205) 325-2520

14.  Miscellaneous.
     -------------

     14.1.  Captions. The captions in this Agreement are included for
            --------
convenience of reference only and in no way affect the construction or effect of any provisions hereof.

     14.2.  Enforceability. If any portion of this Agreement shall be held or
            --------------
made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     14.3.  Counterparts. This Agreement may be executed simultaneously in two
            ------------
or more counterparts, each of which taken together shall constitute one and the same instrument.

     14.4.  Remedies not Exclusive. The rights, remedies and obligations
            ----------------------
contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties to this Agreement are entitled to under state and federal laws.

     14.5.  Confidentiality. Subject to the requirements of legal process and
            ---------------
regulatory authority, the Funds and Distributors shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by the Company to this Agreement and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the Company until such time as it may come into the public domain.

     14.6.  Governing Law. This Agreement shall be governed by and interpreted
            -------------
in accordance with the internal laws of the State of Wisconsin applicable to agreements fully executed and to be performed therein; exclusive of conflicts of laws.

     14.7.  Survivability. Sections 6, 7.2, 7.3, 7.4, 9, 11 and 12.5 hereof
            -------------
shall survive termination of this Agreement. In addition, all provisions of this Agreement shall survive termination of this Agreement in the event that any Contracts are invested in a Fund at the time the termination becomes effective and shall survive for so long as such Contracts remain so invested.

     14.8.  Amendment and Waiver. No modification of any provision of this
            --------------------
Agreement will be binding unless in writing and executed by the Party to be bound thereby. No waiver of any provision of this Agreement will be binding unless in writing and executed by the Party granting such waiver. Notwithstanding anything in this Agreement to the contrary, the Adviser may unilaterally amend Exhibit A to this Agreement to add additional series of Strong Variable Funds ("New Funds") as Funds by sending to the Company a written notice of the New Funds. Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agreement. In addition, any such waiver shall constitute a present waiver of such provision and shall not constitute a permanent future waiver of such provision.

     14.9.  Assignment. This Agreement shall be binding upon and shall inure to
            ----------
the benefit of the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges,
--------  -------
duties or obligations of the Parties may be assigned by any Party without the written consent of the other Parties or as expressly contemplated by this Agreement.

     14.10. Entire Agreement. This Agreement contains the full and complete
            ----------------
understanding between the Parties with respect to the transactions covered and contemplated under this Agreement, and supersedes all prior agreements and understandings between the Parties relating to the subject matter hereof, whether oral or written, express or implied.

     14.11. Relationship of Parties; No Joint Venture, Etc. Except for the
            -----------------------------------------------
limited purpose provided in Section 3.9, it is understood and agreed that the Company and each of its Designees shall be acting as an independent contractor and not as an employee or agent of the Adviser, Distributors or the Funds, and none of the Parties shall hold itself out as an agent of any other Party with the authority to bind such Party. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and among any of the Company, any Designees, Funds, Adviser, or Distributors.

     14.12. Expenses. All expenses incident to the performance by each Party of
            --------
its respective duties under this Agreement shall be paid by that Party.

     14.13. Time of Essence.  Time shall be of the essence in this Agreement.
            ---------------

     14.14. Non-Exclusivity. Each of the Parties acknowledges and agrees that
            ---------------
this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the Parties is free to enter into similar agreements and arrangements with other entities.

     14.15. Operations of Funds. In no way shall the provisions of this
            -------------------
Agreement limit the authority of the Funds, the Adviser or Distributors to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of such Fund and the sale of its shares. In no way shall the provisions of this Agreement limit the authority of the Company to take such action as it may deem appropriate or advisable in connection with all matters relating to the provision of Services or the shares of funds other than the Funds offered to the Account.

                         UNITED INVESTORS LIFE INSURANCE COMPANY


                         By:________________________________________
                         Name:   Anthony L. McWhorter
                         Title:  Chairman, President & CEO

                         STRONG CAPITAL MANAGEMENT, INC.


                         ___________________________________________
                         Stephen J. Shenkenberg, Vice President


                         STRONG INVESTMENTS, INC.


                         ___________________________________________
                         Stephen J. Shenkenberg, Vice President


                         STRONG OPPORTUNITY FUND II, INC.
                         and

                         STRONG VARIABLE INSURANCE FUNDS, INC. on behalf of the Designated Portfolios


                         ___________________________________________
                         Stephen J. Shenkenberg, Vice President

                                   EXHIBIT A

The following is a list of Designated Portfolios under this Agreement:

Strong Discovery Fund II
Strong Mid Cap Growth Fund II

                           EXHIBIT B - The Services

          Company or its Designees shall perform the following services. Such services shall be the responsibility of the Company and shall not be the responsibility of the Funds, Adviser or Distributors.

     1. Maintain separate records for each Account, which records shall reflect Fund shares ("Shares") purchased and redeemed, including the date and price for all transactions, Share balances, and the name and address of each Owner, including zip codes and tax identification numbers.

     2. Credit contributions to individual Owner accounts and invest such contributions in shares of the Funds to the extent so designated by the Owner.

     3. Disburse or credit to the Owners, and maintain records of, all proceeds of redemptions of Fund shares and all other distributions not reinvested in shares.

     4. Prepare and transmit to the Owners, periodic account statements showing, among other things, the total number of Fund shares owned as of the statement closing date, purchases and redemptions of shares during the period covered by the statement, the net asset value of the Funds as of a recent date, and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in shares).

     5. Transmit to the Owners, as required by applicable law, prospectuses, proxy materials, shareholder reports, and other information provided by the Adviser, Distributors or Funds and required to be sent to shareholders under the Federal securities laws.

     6. Transmit to Distributors purchase orders and redemption requests placed by the Account and arrange for the transmission of funds to and from the Funds.

     7. Transmit to Distributors such periodic reports as Distributors shall reasonably conclude is necessary to enable the Funds to comply with applicable Federal securities and state Blue Sky requirements.

     8. Transmit to each Account confirmations of purchase orders and redemption requests placed by each Account.

     9. Maintain all account balance information for the Account and daily and monthly purchase summaries expressed in shares and dollar amounts.

     10. Prepare, transmit and file any Federal, state and local government reports and returns as required by law with respect to each account maintained on behalf of the Account.

     11. Respond to Owners' inquiries regarding, among other things, share prices, account balances, dividend options, dividend amounts, and dividend payment dates.

                        Schedule C--Account Information
  (for Accounts to have Dividends and Capital Gains Reinvested automatically)


1. Entity in whose name each Account
   will be opened:                    Titanium Universal Life Variable Account
   Mailing address:                   and Titanium Annuity Variable Account
                                      c/o United Investors Life Insurance
                                      Company ____________________________
                                      2001 3/rd/ Avenue South
                                      Birmingham, AL 35233________________


2. Employer ID number (For internal usage only):                43-1237031

3. Authorized contact persons: The following persons are authorized on behalf of the Company to effect transactions in each Account:

Name: Terry W. Davis              Phone: 205-325-2699
Name: Susan Huff                  Phone: 205-325-4325
Name: Carr Patterson              Phone: 205-325-2888
Name: Jason Copeland              Phone: 205-325-2963


4. Will the Accounts have telephone exchange?             ____ Yes     _X__ No
   (This option lets Company redeem shares by telephone and apply the proceeds for purchase in another identically registered Account.)

5. Will the Accounts have telephone redemption?         ____ Yes     __X_ No
   (This option lets Company sell shares by telephone. The proceeds will be wired to the bank account specified below.)


6. All dividends and capital gains will be reinvested automatically.


7. Instructions for all outgoing wire transfers:   See attached instructions

                                                    ________________________
                                                    ________________________
                                                    ________________________

8. If this Account Information Form contains changed information, the undersigned authorized officer has executed this amended Account Information Form as of the date set forth below and acknowledges the agreements and representations set forth in the Participation Agreement between the Company, Strong Capital Management, Inc. and Strong Investments, Inc.

9. Company certifies under penalty of perjury that:

     (i) The number shown on this form is the correct Employer ID number (or that Company is waiting to be issued an Employer ID number), and

     (ii) Company is not subject to backup withholding because (a) Company is exempt from backup withholding, or (b) Company has not been notified by the Internal Revenue Service ("IRS") that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified the Company that it is no longer subject to backup withholding.

(Cross out (ii) if Company has been notified by the IRS that it is subject to backup withholding because of underreporting interest or dividends on its tax return.)

     The IRS does not require Company's consent to any provision of this document other than the certifications required to avoid backup withholding.

   --------------------------------------            ------------------
   (Signature of Authorized Officer)                 (Date)

(Company shall inform Adviser and Distributors of any changes to information provided in this Account Information Form pursuant to Section 23 of the Agreement.)

Please Note: Distributors employs reasonable procedures to confirm that instructions communicated by telephone are genuine and may not be liable for losses due to unauthorized or fraudulent instructions. Please see the prospectus for the applicable Fund for more information on the telephone exchange and redemption privileges.

                        Schedule C--Account Information
          (for Accounts to have Dividends and Capital Gains Paid Out)

1. Entity in whose name each Account will be opened:  N/A __________________
   Mailing address:                                   ______________________
                                                      ______________________
                                                      ______________________



2. Employer ID number (For internal usage only):      ______________________


3. Authorized contact persons: The following persons are authorized on behalf of the Company to effect transactions in each Account:

Name:____________________________         Phone:____________________________
Name:____________________________         Phone:____________________________
Name:____________________________         Phone:____________________________
Name:____________________________         Phone:____________________________


4. Will the Accounts have telephone exchange?          ____ Yes     ____ No
   (This option lets Company redeem shares by telephone and apply the proceeds for purchase in another identically registered Account.)

5. Will the Accounts have telephone redemption?        ____ Yes     ____ No
   (This option lets Company sell shares by telephone. The proceeds will be wired to the bank account specified below.)


6. All dividends and capital gains will NOT be reinvested automatically.
                                        ---


7. Instructions for all outgoing wire transfers:    ________________________
                                                    ________________________
                                                    ________________________
                                                    ________________________

8. If this Account Information Form contains changed information, the undersigned authorized officer has executed this amended Account Information Form as of the date set forth below and acknowledges the agreements and representations set forth in the Participation Agreement between the Company, Strong Capital Management, Inc. and Strong Investments, Inc.

9. Company certifies under penalty of perjury that:

     (i) The number shown on this form is the correct Employer ID number (or that Company is waiting to be issued an Employer ID number), and

     (ii) Company is not subject to backup withholding because (a) Company is exempt from backup withholding, or (b) Company has not been notified by the Internal Revenue Service ("IRS") that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified the Company that it is no longer subject to backup withholding.

(Cross out (ii) if Company has been notified by the IRS that it is subject to backup withholding because of underreporting interest or dividends on its tax return.)

     The IRS does not require Company's consent to any provision of this document other than the certifications required to avoid backup withholding.

  --------------------------------------   -----------------------
  (Signature of Authorized Officer)        (Date)

(Company shall inform Company and Distributors of any changes to information provided in this Account Information Form pursuant to Section 23 of this Agreement.)

Please Note: Distributors employs reasonable procedures to confirm that instructions communicated by telephone are genuine and may not be liable for losses due to unauthorized or fraudulent instructions. Please see the prospectus for the applicable Fund for more information on the telephone exchange and redemption privileges.

                                  Schedule D

                         Billing and Count Information

1.   Contact person to receive administrative fees:

     Name:                  Carr Patterson
     Title:                 2/nd/ Vice President--Accounting
     Company Name:          United investors Life Insurance Co.
     Address:               2001 3/rd/ Avenue South
     City, State, Zip:      Birmingham, AL  35233
     Phone Number:          205-325-2888
     Fax Number:            205-325-2596
     E-mail address:        cpatterson@libnat.com


2.   Contact person that will furnish participant/shareholder counts:

     Name:                  Jason Copeland
     Title:                 Sr. Manager--Variable Products
     Company Name:          United Investors Life Insurance Co.
     Address:               2001 3/rd/ Avenue South
     City, State, Zip:      Birmingham, AL 35233
     Phone Number:          205-325-2963
     Fax Number:            205-325-4378
     E-mail address:        jcopeland@libnat.com

Re: Fee Letter Relating to the United Investors Life Insurance Company Participation Agreement.

Dear Anthony:

     Pursuant to the Participation Agreement by and among Strong Capital Management, Inc. ("Strong"), United Investors Life Insurance Company (the "Company"), Strong Variable Insurance Funds, Inc., Strong Opportunity Fund II, Inc. and Strong Investments, Inc. ("Distributors") dated May 5, 2000 (the "Participation Agreement"), the Company will provide certain administrative services on behalf of the registered investment companies or series thereof specified in Exhibit A (each a "Fund" and collectively the "Funds").

     In recognition of the reduction in administrative expenses that derives from the performance of said administrative services, Strong agrees to pay the Company the fee specified below for each Fund specified in Exhibit A to this Agreement.

          (a) For average aggregate amounts (as calculated in paragraph (b), below) invested through variable insurance products issued by the Company with the Funds, the monthly fee shall equal the percentage (calculated in paragraph (b), below) of the applicable annual fee for each Fund specified in Exhibit A.

          (b) For purposes of computing the fee contemplated in paragraph (a) above, Strong shall calculate and pay to the Company an amount with respect to each Fund equal to the product of: (a) the product of (i) the number of calendar days in the applicable month divided by the number of calendar days in that year (365 or 366 as applicable) and (ii) the applicable percentage specified in Exhibit A, to this Agreement, multiplied by (b) the average daily market value of the investments held in such Fund pursuant to the Participation Agreement computed by totaling the aggregate investment (share net asset value multiplied by the total number of shares held) on each day during the calendar month and dividing by the total number of days during such month.

          (c) Strong shall calculate the amount of the payment to be made pursuant to this Letter Agreement at the end of each calendar month and will make such payment to the Company within 30 days after receiving the report referenced in paragraph (e), below. Fees will be paid, at Strong's election, by wire transfer or by check. All payments under this Agreement shall be considered final unless disputed by the Company in writing within 60 days of receipt.

          (d) The parties agree that the fees contemplated herein are solely for shareholder servicing and other administrative services provided by the Company and do not constitute payment in any manner for investment advisory, distribution, trustee, or custodial services.

          (e) The Company agrees to provide Strong by the 15th day of each month with a report which indicates the number of Owners that hold through a Contract interests in each Account as of the last day of the prior month.

          (f) If requested in writing by Strong, and at Strong's expense, the Company shall provide to Strong, by February 14th of each year, a "Special Report" from a nationally recognized accounting firm reasonably acceptable to Strong which substantiates for each month of the prior calendar year:
     (a) the number of Owners that hold, through an Account, interests in each Account maintained by the Company on the last day of each month which held shares for which the fee provided for in this Letter Agreement was received by the Company, (b) that any fees billed to Strong for such month were accurately determined in accordance with this Letter Agreement, and (c) such other information in connection with this Agreement and the Participation Agreement as may be reasonably requested by Strong.

          (g) The parties to the Participation Agreement agree that Strong may unilaterally amend Schedule A to the Participation Agreement to add additional investment companies or series thereof ("New Funds") as Funds subject to the provisions of this Letter Agreement by sending to the Company a written notice of the New Funds and indicating therein the fees to be paid to the Company with respect to the administrative services provided pursuant to the Participation Agreement in connection with such New Funds.

          (h) The obligation to pay the fees specified in this Letter Agreement shall survive the termination of the Participation Agreement for a period of one year from the date of termination, provided that Company continues to provide Services to the Owners with respect to those assets invested in the Funds and provided that the Participation Agreement has not been terminated because of an event described in Sections 12.2, 12.3 or 12.4 of the Participation Agreement. Company agrees that in the event of termination it will provide the Adviser with any reports and certificates as requested by the Adviser to determine that the continued payment of fees has been calculated in accordance with this Letter Agreement.

          (i) Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Participation Agreement.

     If you are in agreement with the foregoing, please sign and date below where indicated and return one copy of this signed letter agreement to me.

                                               Very truly yours,


                                               Stephen J. Shenkenberg
                                               Strong Capital Management, Inc.

Accepted and agreed to as of May 5, 2000.
UNITED INVESTORS LIFE INSURANCE COMPANY

By:________________________________________
Name: Anthony L. McWhorter
Title: Chairman, President & CEO

                            EXHIBIT A to Fee Letter

The Funds subject to this Agreement and applicable annual fees are as follows:

     Fund                                    Annual Fee
     ----                                    ----------
     Strong Opportunity Fund II, Inc.           0.25%
     Strong Variable Insurance Funds, Inc.
       Strong Discovery Fund II                 0.25%
       Strong Mid Cap Growth Fund II            0.25%